Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

CBEYOND REPORTS FOURTH QUARTER 2007 RESULTS

Annual Revenues Grew Organically by 30.9% and Annual Adjusted EBITDA Increased 31.8%

ATLANTA (February 21, 2008) — Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of voice, broadband, and mobile services to small businesses, today announced its results for the fourth quarter ended December 31, 2007.

Recent financial and operating highlights include the following:

•	Strong fourth quarter revenue growth with revenues of $76.9 million, up 30.6% over the fourth quarter of 2006;

•

Net income of $12.5 million in the fourth quarter of 2007 compared with $4.3 million in the fourth quarter of 2006, reflecting a benefit of $9.6 million in 2007 arising from the expected future realization of operating loss carryforwards;

•	Total adjusted EBITDA of $14.0 million during the fourth quarter of 2007, an increase of 13.2% from the fourth quarter of 2006 (see Schedule 1 for reconciliation to net income);

•	Total customers in Cbeyond’s nine operating markets of 35,041, reflecting net customer additions of 1,754 in the quarter;

•	Average monthly revenue per customer location (ARPU) of $750 during the fourth quarter of 2007 compared to $749 in the third quarter of 2007 and $742 in the fourth quarter of 2006; and

•

Increase in the number of applications used per customer to 6.3 in the fourth quarter of 2007 as compared to 6.1 at the end of the third quarter of 2007 and 5.6 in the fourth quarter of 2006, with mobile penetration at 24% of the customer base.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three and twelve months ended December 31, 2006 and 2007, include the following:

	For the Three Months Ended December 31,
	2006	2007	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$58,867	$76,877	$18,010	30.6%
Operating expenses	$54,846	$73,932	$19,086	34.8%
Operating income	$4,021	$2,945	$(1,076)	(26.8)%
Net income	$4,349	$12,493	$8,144	187.3%
Capital expenditures	$11,122	$18,117	$6,995	62.9%

Key Operating Metrics and Non-GAAP Financial Measures
Customers	27,343	35,041	7,698	28.2%
Net additions	1,822	1,754	(68)	(3.7)%
Average monthly churn rate	1.0%	1.4%	0.4%	40.0%
Average monthly revenue per customer location	$742	$750	$8	1.1%
Adjusted EBITDA (in thousands)	$12,349	$13,975	$1,626	13.2%

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CBEY Reports Fourth Quarter 2007 Results

February 21, 2008

	For the Twelve Months Ended December 31,
	2006	2007	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$213,886	$280,034	$66,148	30.9%
Operating expenses	$206,843	$268,723	$61,880	29.9%
Operating income	$7,043	$11,311	$4,268	60.6%
Net income	$7,780	$21,498	$13,718	176.3%
Capital expenditures	$43,867	$57,534	$13,667	31.2%

Key Operating Metrics and Non-GAAP Financial Measures
Customers	27,343	35,041	7,698	28.2%
Net additions	6,996	7,698	702	10.0%
Average monthly churn rate	1.0%	1.2%	0.2%	20.0%
Average monthly revenue per customer location	$747	$748	$1	0.1%
Adjusted EBITDA (in thousands)	$39,539	$52,108	$12,569	31.8%

Management Comments

“In the fourth quarter of 2007, we posted strong financial results that point to the continuing growth and health of our business,” said Jim Geiger, chief executive officer of Cbeyond. “Our gross customer additions were at a record high level for us in the quarter, testifying to the continued differentiation and attractiveness of our offering in the market, but the deteriorating economic environment has increased the number of our existing customers who are unable to pay us. In order to limit the growth in receivables, we have tightened our credit policies, which has resulted in our disconnecting approximately 300 more customers for non-payment in the fourth quarter than we typically see and caused an increase in monthly customer churn to 1.4 percent during the quarter. Currently, we expect that our customer churn will continue at this level through the first quarter of 2008 and view these two quarters as a transitory period of adjustment needed to filter out our weakest credit, non-paying customers and are not reflective of future results.”

Geiger added, “While churn was one facet of our business that was challenging in the fourth quarter, I’m pleased to note that there were many other parts of the business that were stronger than ever. In addition to record gross customer additions, ARPU increased sequentially for its fourth consecutive quarter, applications used per customer increased to 6.3 versus 6.1 in the third quarter of 2007, and mobile penetration of our customer base reached 24 percent. All of our markets continue to operate as expected and our most recent market launches appear to be on track for future success. Our San Francisco Bay Area market installed its first customers during the fourth quarter, our Miami operation will launch service later in the first quarter of 2008, and we are announcing today that our eleventh market will be Minneapolis, which we expect to launch in the third quarter of 2008. These are green field growth opportunities, and we look forward to rolling out our service to these new markets with the excellence expected by our customers and investors.”

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CBEY Reports Fourth Quarter 2007 Results

February 21, 2008

Fourth Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $76.9 million for the fourth quarter of 2007, an increase of 30.6% from the fourth quarter of 2006. ARPU, or average monthly revenue per customer location, was $750 in the fourth quarter of 2007, as compared to $749 in the third quarter of 2007.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 69.1% in the fourth quarter of 2007 as compared with 71.8% in the fourth quarter of 2006. The fourth quarter of 2006 was favorably impacted by higher than usual recoveries of access costs billed to us in error.

Operating Income and Total Adjusted EBITDA

Cbeyond reported operating income of $2.9 million in the fourth quarter of 2007 compared with operating income of $4.0 million in the fourth quarter of 2006. The operating income of $2.9 million in the fourth quarter of 2007 includes $2.7 million in non-cash share-based compensation expense while the operating income of $4.0 million in the fourth quarter of 2006 includes $1.2 million in non-cash share-based compensation.

For the fourth quarter of 2007, total adjusted EBITDA was $14.0 million, an improvement of 13.2% over total adjusted EBITDA of $12.3 million in the fourth quarter of 2006.

Net Income

Cbeyond reported net income of $12.5 million for the fourth quarter of 2007 as compared to net income of $4.3 million for the fourth quarter of 2006. Net income of $12.5 million for the fourth quarter of 2007 includes a benefit of $9.6 million due to the expected utilization of prior operating loss carryforwards. Prior to the fourth quarter of 2007, under SFAS No. 109 Cbeyond fully reserved for its potential future tax benefits relating primarily to net operating loss carryforwards. During the fourth quarter of 2007, it was determined that there is sufficient confidence in achieving future income to warrant removal of a portion of this reserve.

Cash and Marketable Securities

Cash, cash equivalents and marketable securities amounted to $56.2 million at the end of the fourth quarter of 2007, as compared to $50.9 million at the end of the third quarter of 2007.

Capital Expenditures

Capital expenditures were $18.1 million during the fourth quarter of 2007, compared to $12.7 million in the third quarter of 2007 and $11.1 million in the fourth quarter of 2006. The increase in capital expenditures in the fourth quarter over the third quarter of 2007 is primarily related to network efficiency projects in our Atlanta and Denver markets, improvements in our operating and business support systems, new market expansion, and expansion of office space needed to support the growth of our customer base.

Business Outlook for 2008

Cbeyond provides the following annual guidance for 2008:

2008 Guidance
Revenues	$355 million to $360 million
Adjusted EBITDA	$60 million to $62 million
Capital expenditures	$65 million to $70 million

Cbeyond’s guidance for 2008 assumes a continued challenging economy during 2008 and the impact of negative adjusted EBITDA from early stage markets launched during 2007 and 2008.

Conference Call

Cbeyond will hold a conference call to discuss this press release Thursday, February 21, 2008, at 5:00 p.m. EST. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the Web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing (877) 604-9669 (for domestic U.S. callers) and (719) 325-4897 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for one year.

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CBEY Reports Fourth Quarter 2007 Results

February 21, 2008

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a leading IP-based managed services provider that delivers integrated packages of communications and IT services to more than 35,000 small businesses throughout the United States. Cbeyond offers more than 20 productivity-enhancing applications including local and long-distance voice, broadband Internet, mobile, BlackBerry®, broadband laptop access, voicemail, email, web hosting, fax-to-email, data backup, file-sharing and virtual private networking. Cbeyond manages these services over a private, 100-percent Voice over Internet Protocol (VoIP) facilities-based network. For more information on Cbeyond, visit www.cbeyond.net.

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CBEY Reports Fourth Quarter 2007 Results

February 21, 2008

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the risk that we may be unable to continue to experience revenue growth at historical levels; changes in federal or state regulation or decisions by regulatory bodies that affect the Company; periods of economic downturn and the resulting inability of certain of our customers to meet their payment obligations; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; our ability to recruit and maintain experienced management and personnel; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; our ability to maintain or attract sufficient customers in existing or new markets; our ability to respond to increasing competition; our ability to manage the growth of our operations; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company’s effective tax rate; pending regulatory action relating to our compliance with customer proprietary network information; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the “Risk Factors” in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. In Schedule I, the Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income, cash flow or operating income as determined in accordance with GAAP.

SCHEDULE I

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with accounting principles generally accepted in the United States, or GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income before interest, income taxes, depreciation and amortization expenses, excluding non-cash share-based compensation, public offering expenses, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash share-based compensation, which is a non-cash expense that varies widely among similar companies. The following information includes a reconciliation of total adjusted EBITDA to net income:

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CBEY Reports Fourth Quarter 2007 Results

February 21, 2008

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007
Revenue:
Customer revenue	$57,614	$75,267	$208,574	$273,907
Terminating access revenue	1,253	1,610	5,312	6,127

Total revenue	58,867	76,877	213,886	280,034

Operating expenses:
Cost of service	16,583	23,729	64,294	84,459
Selling, general and administrative	31,159	41,837	114,408	153,456
Public offering expenses	286	—	945	2
Depreciation and amortization	6,818	8,366	27,196	30,806

Total operating expenses	54,846	73,932	206,843	268,723

Operating income	4,021	2,945	7,043	11,311

Other income (expense):
Interest income	602	688	1,919	2,700
Interest expense	(52)	(59)	(163)	(252)
Loss on disposal of property and equipment	(67)	(370)	(601)	(1,164)
Other income (expense), net	12	—	12	—

Total other income	495	259	1,167	1,284

Income before income taxes	4,516	3,204	8,210	12,595

Income tax benefit (expense)	(167)	9,289	(430)	8,903

Net income	$4,349	$12,493	$7,780	$21,498

Earnings per common share
Basic	$0.16	$0.44	$0.29	$0.77

Weighted average number of common shares outstanding
Basic	27,362	28,146	26,951	27,837

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CBEY Reports Fourth Quarter 2007 Results

February 21, 2008

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2006	December 31, 2007
ASSETS
Current Assets
Cash and cash equivalents	$34,113	$56,174
Marketable securities	9,995	—
Accounts receivable, gross	21,181	26,149
Less: Allowance for doubtful accounts	(2,586)	(2,983)

Accounts receivable, net	18,595	23,166
Other assets	5,825	12,180

Total current assets	68,528	91,520

Property and equipment, gross	181,938	236,254
Less: Accumulated depreciation	(109,148)	(137,900)

Property and equipment, net	72,790	98,354
Other assets	3,075	8,488

Total assets	$144,393	$198,362

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$7,538	$12,983
Other accrued liabilities	44,989	57,467
Current portion of capital lease obligations	98	—

Total current liabilities	52,625	70,450

Deferred installation revenue	660	594
Stockholders’ equity
Common stock	274	282
Deferred stock compensation	(22)	—
Additional paid-in capital	238,852	253,534
Accumulated deficit	(147,996)	(126,498)

Total stockholders’ equity	91,108	127,318

Total liabilities and stockholders’ equity	$144,393	$198,362

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CBEY Reports Fourth Quarter 2007 Results

February 21, 2008

CBEYOND, INC. AND SUBSIDIARIES

Selected Operating Statistics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Dec. 31 2006	Mar. 31 2007	Jun. 30 2007	Sept. 30 2007	Dec. 31 2007
Revenues
Atlanta	$16,661	$17,255	$17,957	$18,555	$19,044
Dallas	13,617	14,328	15,039	15,652	16,165
Denver	15,161	15,548	16,035	16,453	16,793
Houston	7,911	8,608	9,422	10,147	10,813
Chicago	4,428	5,373	6,319	7,143	7,913
Los Angeles	1,089	1,842	2,611	3,522	4,372
San Diego	—	72	332	818	1,288
Detroit	—	—	—	126	450
San Francisco Bay Area	—	—	—	—	39

Total revenues	$58,867	$63,026	$67,715	$72,416	$76,877

Operating income (loss)
Atlanta	$9,125	$8,859	$9,241	$9,723	$9,807
Dallas	5,815	5,804	6,097	6,575	7,242
Denver	7,411	7,739	7,893	7,945	7,777
Houston	2,252	2,558	3,098	3,658	3,718
Chicago	56	536	905	1,307	1,583
Los Angeles	(1,857)	(1,188)	(1,261)	(682)	(63)
San Diego	(604)	(1,324)	(1,671)	(1,500)	(1,330)
Detroit	—	(11)	(762)	(1,410)	(1,657)
San Francisco Bay Area	—	—	(5)	(328)	(1,211)
Miami	—	—	—	(8)	(63)
Corporate	(18,177)	(20,141)	(20,967)	(22,314)	(22,858)

Total operating income	$4,021	$2,832	$2,568	$2,966	$2,945

Adjusted EBITDA
Atlanta	$10,092	$9,959	$10,290	$10,779	$10,865
Dallas	6,916	6,888	7,181	7,683	8,283
Denver	8,503	8,811	8,900	8,823	8,646
Houston	3,018	3,375	3,965	4,513	4,634
Chicago	508	1,090	1,540	2,001	2,336
Los Angeles	(1,570)	(877)	(883)	(283)	432
San Diego	(603)	(1,233)	(1,537)	(1,289)	(1,182)
Detroit	—	(11)	(743)	(1,239)	(1,451)
San Francisco Bay Area	—	—	(5)	(322)	(1,141)
Miami	—	—	—	(8)	(58)
Corporate	(14,515)	(15,943)	(16,097)	(17,195)	(17,389)

Total adjusted EBITDA	$12,349	$12,059	$12,611	$13,463	$13,975

Adjusted EBITDA margin (market-level)
Atlanta	60.6%	57.7%	57.3%	58.1%	57.1%
Dallas	50.8%	48.1%	47.7%	49.1%	51.2%
Denver	56.1%	56.7%	55.5%	53.6%	51.5%
Houston	38.1%	39.2%	42.1%	44.5%	42.9%
Chicago	11.5%	20.3%	24.4%	28.0%	29.5%
Los Angeles	(144.2)%	(47.6)%	(33.8)%	(8.0)%	9.9%
San Diego	N/M	N/M	N/M	(157.6)%	(91.8)%
Detroit	N/M	N/M	N/M	N/M	N/M
San Francisco Bay Area	N/M	N/M	N/M	N/M	N/M
Miami	N/M	N/M	N/M	N/M	N/M
Adjusted EBITDA margin (as % of total revenue)
Corporate	(24.7)%	(25.3)%	(23.8)%	(23.7)%	(22.6)%
Total	21.0%	19.1%	18.6%	18.6%	18.2%

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CBEY Reports Fourth Quarter 2007 Results

February 21, 2008

CBEYOND, INC. AND SUBSIDIARIES

Selected Operating Statistics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Dec. 31 2006	Mar. 31 2007	Jun. 30 2007	Sept. 30 2007	Dec. 31 2007
Capital expenditures
Atlanta	$1,064	$1,464	$916	$1,059	$2,163
Dallas	1,438	2,149	777	586	738
Denver	987	394	731	847	1,230
Houston	871	1,149	826	889	689
Chicago	956	1,166	792	907	947
Los Angeles	1,061	854	923	1,014	791
San Diego	530	1,067	205	653	609
Detroit	146	1,379	1,572	550	464
San Francisco Bay Area	—	36	408	1,363	1,301
Miami	—	—	—	54	1,095
Minneapolis	—	—	—	47	288
Corporate	4,069	4,224	5,652	4,764	7,802

Total capital expenditures	$11,122	$13,882	$12,802	$12,733	$18,117

Other Operating Data
Customers (at period end)	27,343	29,166	31,175	33,287	35,041
Net additions	1,822	1,823	2,009	2,112	1,754
Average monthly churn rate	1.0%	1.0%	1.0%	1.1%	1.4%
Average monthly revenue per customer location	$742	$744	$748	$749	$750

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CBEY Reports Fourth Quarter 2007 Results

February 21, 2008

CBEYOND, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Dec. 31 2006	Mar. 31 2007	Jun. 30 2007	Sept. 30 2007	Dec. 31 2007
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$12,349	$12,059	$12,611	$13,463	$13,975
Depreciation and amortization	(6,818)	(7,120)	(7,557)	(7,763)	(8,366)
Non-cash share-based compensation	(1,224)	(2,105)	(2,486)	(2,734)	(2,664)
Public offering expenses	(286)	(2)	—	—	—
Interest income	602	608	655	749	688
Interest expense	(52)	(45)	(48)	(100)	(59)
Loss on disposal of property and equipment	(67)	(332)	(243)	(219)	(370)
Other income, net	12	—	—	—	—
Income tax benefit (expense)	(167)	(330)	(40)	(16)	9,289

Net income	$4,349	$2,733	$2,892	$3,380	$12,493

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$12,349	$13,975	$39,539	$52,108
Depreciation and amortization	(6,818)	(8,366)	(27,196)	(30,806)
Non-cash share-based compensation	(1,224)	(2,664)	(4,355)	(9,989)
Public offering expenses	(286)	—	(945)	(2)
Interest income	602	688	1,919	2,700
Interest expense	(52)	(59)	(163)	(252)
Loss on disposal of property and equipment	(67)	(370)	(601)	(1,164)
Other income, net	12	—	12	—
Income tax benefit (expense)	(167)	9,289	(430)	8,903

Net income	$4,349	$12,493	$7,780	$21,498

* * * * *

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